UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 27, 2014
Date of Earliest Event Reported: May 21, 2014

Calpian, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

On May 21, 2014 (the “Final Closing Date”), Calpian, Inc. (the “Company”) conducted a final closing of a series of three closings pursuant to Subscription Agreements dated as of March 31, 2014, April 30, 2014 and May 21, 2014 (the “Subscription Agreements”) with certain accredited investors (the “Purchasers”) for the private sale (the “Private Placement”) of an aggregate of 8,323,280 units (each, a “Unit”), at $1.00 per Unit.  Each Unit consisted of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”); and (ii) one 5 year warrant to purchase one fifth (1/5) of one share of Common Stock (each, a “Warrant” and collectively, the “Warrants”).  The Company sold a total of 8,323,280 shares of Common Stock and 1,664,656 Warrants.  The Warrants are exercisable at any time within five years from the Closing Date at an initial exercise price of $1.25 per share.  The aggregate gross proceeds received by the Company was $8,323,280.

The Company engaged a registered broker dealer to serve as placement agent for the Private Placement (the “Placement Agent”).  The Placement Agent received (a) a placement fee equal to ten percent (10%) of the gross proceeds received by the Company from the investors that were introduced to the Company by the Placement Agent; (b) 5-year warrants, such warrants having an initial exercise price of $1.25 per share, equal to five percent (5%) of the of the aggregate number of shares of Common Stock that were purchased in the Private Placement, excluding the shares of Common Stock purchased in connection with the Company’s sales efforts; and (c) all of the expenses the Placement Agent incurred in connection with the Private Placement.  The total placement fee paid by the Company to the Placement Agent was $685,080.  The Company issued warrants to purchase an aggregate of 342,540 shares of Common Stock on the same terms as the Warrants issued to the Purchasers.  The Company also incurred $180,503.50 of additional expenses for the Private Placement, which expenses included, among others, legal fees and the Placement Agent’s expenses.

The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes.  The Company will not use the proceeds to make a loan or any other payment to the Company’s officers, directors, managers or affiliates, except in the ordinary course of business for services to be performed after the Closing Date or as reimbursement of business expenses in accordance with the Company’s policies and procedures. Nor will the Company use any of the proceeds to pay any personal expenses of the Company’s officers, directors, managers or affiliates.

The Company relied on the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D for purposes of the Placement.

The above is qualified in its entirety by the full text of (i) the Subscription Agreement (a copy of which is attached hereto as Exhibit 10.1), (ii) the Form of Warrant (a copy of which is attached hereto as Exhibit 10.2) and (iii) the Registration Rights Agreement (a copy of which is attached hereto as Exhibit 3.1), which are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On May 27, 2014, the Company issued a press release announcing the successful completion of the Private Placement.  The press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Registration Rights Agreement
99.1	Press Release dated May 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: May 27, 2014	By:	/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer